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                                                                   EXHIBIT 3(a)

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           MALAN CONSTRUCTION COMPANY


         1. These Amended and Restated Articles of Incorporation are executed pursuant to the provisions of Section 643 of the Michigan Business Corporation Act (the "Act").

         2. The present name of the Corporation is: Malan Construction Company.

         3. The corporation identification number (CID) assigned by the Bureau is: 001957.

         4. Except for the corporation's present name, Malan Construction Company, the Corporation has not used any name other than MCC Construction Company.

         5. The date of filing the original Articles of Incorporation was June 11, 1969.

         6. These Amended and Restated Articles of Incorporation were duly adopted on the 16th day of June, 1994, in accordance with the provisions of
    Section 641 of the Act and were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(2) of the Act.

         7. The following Amended and Restated Articles of Incorporation supersede the Articles of Incorporation and shall be the Articles of Incorporation of the Corporation:


                                    ARTICLE I
                                      Name

         The name of the Corporation is:  Malan Realty Investors, Inc.


                                   ARTICLE II
                                     Purpose

         The purpose for which the Corporation is organized is to:

         1. own, hold, manage, acquire, develop, redevelop and dispose of and invest in any type of retail real property or mixed use real property having a retail component of significant value in relation to the value of the entire mixed use real property, including any entity whose material assets include such real properties;
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         2. qualify as a REIT (as hereinafter defined); and

         3. engage in any other lawful act or activity for which corporations may be organized under the Michigan Business Corporation Act, in addition to any of the foregoing purposes, that is consistent with the Corporation's qualification as a REIT.


                                   ARTICLE III
                                     Capital

         1. Classes and Number of Shares.

         The total number of shares of all classes of stock that the Corporation shall have authority to issue is 35,000,000 shares. The classes and the aggregate number of shares of stock of each class are as follows:

         30,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and

         5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

         2. Powers, Rights and Limitations of the Common Stock.

         A statement of all or any of the relative rights, preferences and limitations of the shares of Common Stock is as follows:

            (a) Dividend Rights. The holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Corporation (the "Board of Directors" or "Directors").

            (b) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of the Common Stock shall be entitled to receive, ratably with each other holder of Common Stock, that portion of the assets of the Corporation available for distribution to its shareholders as the number of shares of the Common Stock held by such holder bears to the total number of shares of Common Stock then outstanding.

            (c) Voting Rights. The holders of shares of the Common Stock shall be entitled to vote on all matters (for which a common shareholder shall be entitled to vote thereon) at all meetings of the shareholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to vote at such meeting. Any action to be taken by the shareholders, including, but not limited to, the approval of an amendment to these Amended and Restated Articles of Incorpora tion, shall be authorized if approved by a majority of the votes cast by such holders present in person or by proxy and entitled to vote.

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                  (d)      Restrictions on Transfer.

                           (i)    Definitions.  The following terms shall have
the following meanings:

                                    "Affiliate" and "Affiliates" mean (i) with
respect to any individual, any member of such individual's Immediate Family, a Family Trust with respect to such individual, and any Person (other than an individual) in which such individual and/or his Affiliate(s) owns, directly or indirectly, more than fifty percent (50%) of any class of Equity Security or of the aggregate Beneficial Interest of all beneficial owners, or in which such individual or his Affiliate is a general partner, or which is controlled by such individual and/or his Affiliates; and (ii) with respect to any Person (other than an individual), any Person (other than an individual) which controls, is controlled by, or is under common control with, such Person, and any individual who is a general partner in, or who controls, such Person. The terms "Affiliated" and "Affiliated with" shall have the correlative meanings.

                                    "Beneficial Interest" means an interest,
whether as partner, joint venturer, cestui que trust, or otherwise, a contract right, or a legal or equitable position under or by which the possessor participates in the economic or other results of the Person (other than an individual) to which such interest, contract right, or position relates.

                                    "Beneficial Ownership" means ownership of
shares of Common Stock (including Common Stock that may be acquired upon conversion of the Debentures) (i) by a Person who owns such shares of Common Stock in his own name or is treated as an owner of such shares of Common Stock constructively through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code; or (ii) by a person who falls within the definition of "Beneficial Owner" under Section 776(4) of the Act. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

                                    "Code" means the Internal Revenue Code of
1986, as amended from time to time.

                                    "Constructive Ownership" means ownership of
shares of Common Stock (including Common Stock that may be acquired upon conversion of the Debentures) by a Person who owns such shares of Common Stock in his own name or would be treated as an owner of such shares of Common Stock or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner", "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

                                    "Control(s)" (and its correlative terms
"Controlled By" and "Under Common Control With") means, with respect to any Person (other than an individual), possession by the applicable Person or Persons of the power, acting alone (or, solely among such applicable Person or Persons, acting together), to designate and direct or cause the

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designation and direction of the management and policies thereof, whether through the ownership of voting securities, by contract, or otherwise.

                                    "Debentures" means the Convertible
Subordinated Debentures of the Corporation due 2004 and the Secured Convertible Notes of the Corporation due 2004 to the extent that, as of any relevant date, the Secured Convertible Notes of the Corporation due 2003 are, as of such date, convertible into shares of Common Stock, issued at the same time as the Initial Public Offering, and includes any other convertible debentures issued by the Corporation from time to time.

                                    "Equity Security" has the meaning ascribed
to it in the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder (and any successor laws, rules and regulations of similar import).

                                    "Family Trust" means, with respect to an
individual, a trust for the benefit of such individual or for the benefit of any member or members of such individual's Immediate Family or for the benefit of such individual and any member or members of such individual's Immediate Family (for the purpose of determining whether or not a trust is a Family Trust, the fact that one or more of the beneficiaries (but not the sole beneficiary) of the trust includes a Person or Persons, other than a member of such individual's Immediate Family, entitled to a distribution after the death of the settlor if he, she, it, or they shall have survived the settlor of such trust and/or includes an organization or organizations exempt from federal income taxes pursuant to the provisions of Section 501(a) of the Code and described in
Section 501(c)(3) of the Code, shall be disregarded); provided, however, that in respect of transfers by way of testamentary or inter vivos trust, the trustee or trustees shall be solely such individual, a member or members of such individual's Immediate Family, a responsible financial institution and/or an attorney that is a member of the bar of any state in the United States.

                                    "Immediate Family" means, with respect to a
Person, (i) such Person's spouse (former or then current), (ii) such Person's parents and grandparents, and (iii) ascendants and descendants (natural or adoptive, of the whole or half blood) of such Person's parents or of the parents of such Person's spouse (former or then current).

                                    "Initial Public Offering" means the initial
sale of shares of Common Stock to the public pursuant to the Corporation's first effective registration statement for such Common Stock filed under the Securities Act of 1933, as amended.

                                    "Look Through Entity" means any Person that
(i) is not an individual or an organization described in Sections 501(c)(17) or 509(a) of the Code, or a portion of a trust permanently set aside or to be used exclusively for the purposes described in Section 642(c) of the Code or a corresponding provision of a prior income tax law, and (ii) provides the Corporation, not less than 10 days prior to becoming a holder of shares of Common Stock, with (a) a written affirmation and undertaking, subject only to such exceptions as are acceptable to the Corporation in its sole discretion, that (x) it is not an organization described in Sections 501(c)(17) or 509(a) of the Code, or a portion of a trust

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permanently set aside or to be used exclusively for the purposes described in
Section 642(c) of the Code or a corresponding provision of a prior income tax law, (y) after the application of the rules for determining stock ownership, as set forth in Section 544(a) of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3)(A) of the Code, no "individual" would own, Beneficially or Constructively, more than the then-applicable Ownership Limit taking into account solely for the purpose of determining such "individual's" ownership for the purposes of this clause (y) (but not for determining whether such "individual" is in compliance with the Ownership Limit for any other purpose), only such "individual's" Beneficial and Constructive Ownership derived solely from such Person and (z) it does not Constructively Own 10% or more of the equity of any tenant with respect to real property from which the Corporation receives or accrues any rent from real property, and (b) such other information regarding the Person that is relevant to the Corporation's qualifications to be taxed as a REIT as the Corporation may reasonably request.

                                    "Note Holder" means Merrill Lynch Global
Allocation Fund, Inc., a Maryland corporation, and any Person to whom a Note Holder transfers Beneficial Interest of Common Stock provided that (i) such transferee is a Look Through Entity, (ii) the result of such transfer would be to cause the transferee to Beneficially Own or Constructively Own shares of Common Stock in excess of the greater of the Ownership Limit or any pre-existing Note Holder Limit with respect to such transferee (such excess being herein referred to as the "Excess Percentage") and (iii) the transferor Note Holder, by notice to the Corporation in connection with such transfer, designates such transferee as a successor Note Holder (it being understood that, upon any such transfer, the Note Holder Limit for the transferor Note Holder shall be reduced by the Excess Percentage and then applicable Ownership Limit or Note Holder Limit for the transferee Note Holder shall be increased by such Excess Percentage).

                                    "Note Holder Limit" means 40% of the value
of the outstanding Common Stock.

                                    "Ownership Limit" means 9.9% of the value of
the outstanding Common Stock of the Corporation.

                                    "Person" means (a) an individual,
corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and (b) also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                                    "REIT" means a Real Estate Investment Trust
defined in Section 856 of the Code.

                                    "Transfer" means any sale, transfer, gift,
assignment, devise or other disposition of Common Stock (including, without limitation (i) the granting of any option

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or entering into any agreement for the sale, transfer or other disposition of
Common Stock, (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or for Common Stock or (iii) an acquisition within the meaning of Rule 13d-5(b)(1) of the Rules and Regulations under the Securities Exchange Act of 1934, as amended), whether voluntary or involuntary, whether of record or beneficial ownership, and whether by operation of law or otherwise.

                           (ii)     Restriction on Transfers.

                                    (a)     Except as provided in Item (vii) of
Subsection (d) of Section 2 of this Article III, from and after the date of the Initial Public Offering, no Person (other than a Note Holder) shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Ownership Limit, and no Note Holder shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Note Holder Limit for such Note Holder.

                                    (b)     Except as provided in Item (vii) of
Subsection (d) of Section 2 of this Article III, from and after the date of the Initial Public Offering, any Transfer that, if effective, would result in any Person (other than a Note Holder) Beneficially Owning or Constructively Owning shares of Common Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Common Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Common Stock.

                                    (c)     Except as provided in Item (vii) of
Subsection (d) of Section 2 of this Article III, from the date of the Initial Public Offering, any Transfer that, if effective, would result in any Note Holder Beneficially Owning or Constructively Owning shares of Common Stock in excess of the applicable Note Holder Limit shall be void ab initio as to the Transfer of such shares of Common Stock which would be otherwise Beneficially Owned or Constructively Owned by such Note Holder in excess of the applicable Note Holder Limit, and such Note Holder shall acquire no rights in such shares of Common Stock.

                                    (d)     Except as provided in Item (vii) of
Subsection (d) of Section 2 of this Article III, from the date of the Initial Public Offering, any Transfer that, if effective, would result in the Common Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of such shares of Common Stock which would be otherwise Beneficially Owned by the transferee, and the intended transferee shall acquire no rights in such shares of Common Stock.

                                    (e) From and after the date of the Initial
Public Offering, any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the shares of Common Stock, which would cause the Corporation to be "closely held" within the meaning of
Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Common Stock.

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                                    (f) In determining the percentage of the
value of the outstanding stock which any Person Beneficially Owns (or would Beneficially Own following a purported Transfer) or Constructively Owns (or would Constructively Own following a purported Transfer) for purposes of applying the limitations contained in Paragraphs (a), (b), (c), (d) and (e) of Item (ii) of Subsection (d) of this Article III:

                                        (1)      shares of Common Stock that may
be acquired upon conversion of Debentures Beneficially Owned or Constructively Owned by such Person, but not shares of Common Stock issuable upon conversion of Debentures held by others, are deemed to be outstanding.

                                        (2)      a pension trust shall be
treated as owning all shares of Common Stock (including Common Stock that may be acquired upon conversion of the Debentures) that are (x) owned in its own name or with respect to which it is treated as an owner constructively through the application of Section 544 of the Code as modified by Section 856(h)(1)(B) of the Code but not by Section 856(h)(3) of the Code and (y) owned by, or treated as owned by, constructively through the application of Section 544 of the Code, all pension trusts sponsored by the same employer as such pension trust or sponsored by any of such employer's Affiliates.

                                    (g)     If any shares of Common Stock are
transferred resulting in a violation of the limitations contained in Paragraphs
(b), (c), (d) or (e) of Item (ii) of Subsection (d) of Section 2 of this Article III, such Transfer shall be valid only with respect to such amount of shares of Common Stock transferred as does not result in a violation of such limitations, and such Transfer otherwise shall be null and void ab initio.

                           (iii)    Notice of Restricted Transfer.  Any Person
who acquires or attempts to acquire shares in violation of Item (ii) of Subsection (d) of Section 2 of this Article III, or any Person who is a transferee of shares in violation of Item (ii) of Subsection (d) of Section 2 of this Article III, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request regarding such Person's Beneficial Ownership or Constructive Ownership of Common Stock.

                           (iv)     Owners Required to Provide Information. From
and after the date of the Initial Public Offering:

                                    (a)     every Beneficial Owner of more than
5% (or such other percentage as provided in the applicable regulations adopted under Sections 856 through 859 of the Code) of the outstanding shares of Common Stock of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares Beneficially Owned and Constructively Owned, and a full description of how such shares are held. Every Beneficial Owner shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to the Beneficial Ownership and Constructive Ownership of the Common Stock as the Board of Directors deems appropriate or necessary (i) to comply

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with the provisions of the Code, regarding the qualification of the Corporation as a REIT under the Code, and (ii) to ensure compliance with the Ownership Limit or the Note Holder Limit.

                                    (b)     any Person who is a Beneficial Owner
or Constructive Owner of shares of Common Stock and any Person (including the shareholder of record) who is holding Common Stock for a Beneficial Owner or Constructive Owner, and any proposed transferee of shares, upon the determination by the Board of Directors to be reasonably necessary to protect the status of the Corporation as a REIT under the Code, shall provide a statement or affidavit to the Corporation, setting forth the number of shares of Common Stock already Beneficially Owned or Constructively Owned by such shareholder or proposed transferee and any related person specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

                           (v)      Remedies Not Limited.  Subject to Subsection
(g) of Section 2 of this Article III, nothing contained in this Article III shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (i) to protect the Corporation and the interests of its shareholders in the preservation of the Corporation's status as a REIT, and (ii) to ensure compliance with the Ownership Limit and the Note Holder Limit.

                           (vi)     Determination.  Any question regarding the
application of any of the provisions of Subsection (d) of Section 2 of this
Article III, including any definition contained in Item (i) of Subsection (d) of
Section 2 of this Article III, shall be determined or resolved by the Board of Directors and any such determination or resolution shall be final and binding on the Corporation, its shareholders, and all parties in interest.

                           (vii)    Exceptions.  The Board of Directors, upon
advice from, or an opinion from, Counsel, may exempt a Person from the Ownership Limit if such Person is a Look Through Entity, provided, however, in no event may any such exception cause such Person's ownership, direct or indirect, to exceed 40% of the value of the outstanding Common Stock.

         For a period of 90 days following the purchase of Common Stock by an underwriter that (i) is a Look Through Entity and (ii) participates in a public offering of the Common Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Common Stock purchased by it as a part of such public offering.

                  (e) Legend. Each certificate for Common Stock shall bear the following legend:

                           "The shares of Common Stock represented by this
                  certificate are subject to restrictions on transfer. No person may Beneficially Own or Constructively Own shares of Common Stock in excess of the Ownership Limit or the Note Holder Limit, as the case may be. Any transfer of shares of Common Stock in violation of the restrictions on transfer is void ab initio. Any Person who attempts to Beneficially Own or Constructively Own shares of

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                  Common Stock in excess of the Ownership Limit or the Note
                  Holder Limit, as the case may be, must immediately notify the Corporation. All capitalized terms in this legend have the meanings ascribed to such terms in the Corporation's Amended and Restated Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests. Upon effectiveness of the Corporation's Amended and Restated Articles of Incorporation providing for Excess Stock, if the restrictions on transfer are violated, the shares of Common Stock represented hereby will be automatically exchanged for shares of Excess Stock which are non-transferable and must be surrendered to the Designated Agent upon demand by the Corporation."

                  (f) Severability. If any provision of this Article III or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

                  (g) New York Stock Exchange Settlement. Nothing contained in these Articles of Incorporation shall preclude the settlement of a transaction entered through the facilities of the New York Stock Exchange.

         3.       Series of Preferred Stock.

         The Board of Directors shall have authority, by resolution or resolutions, to divide the Preferred Stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof (which number, by like action of the Board of Directors, from time to time thereafter, may be increased except when otherwise provided by the Board of Directors in creating such series, or may be decreased but not below the number of shares thereof then outstanding) and, within the limitations of applicable law of the State of Michigan, the provisions of Sections 856 through 859 of the Code, or as otherwise set forth or limited in these Articles, to fix and determine the relative rights and preferences of the shares of each series so established prior to the issuance thereof, and particularly, but without limitation, with respect to:

                           (i) The rate of dividend, the cumulative or noncumulative nature of the dividend, and the initial original issue date or other date from which such dividends shall be cumulative if designated as such.

                           (ii) The price or prices at, the period or periods within, and the terms and conditions on, which shares may or shall be redeemed.

                           (iii) The amounts payable upon shares in the event of
                                 voluntary liquidation or of involuntary
                                 liquidation.

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                           (iv)  The terms of sinking fund provisions, if any,
                                 or redemption or purchase account, if any, for the redemption or purchase of shares.

                           (v) The terms and conditions on which shares may be converted into shares of Common Stock, or of authorized shares of any other class or series, if the shares of any series are issued with the privilege of conversion.

                           (vi) Whether or not shares shall have voting rights, and the terms and conditions upon which any voting rights may be exercised; provided that unless specifically designated as nonvoting, each share of a series of Preferred Stock shall be voting preferred, entitling the holder thereof to vote as provided in these Articles or the act.

                           (vii) The terms of any restrictions on transfer.

Any such resolution(s) by the Board of Directors establishing and designating the series and prescribing the relative rights and preferences thereof shall be fully set forth in an appropriate certificate which certificate shall be filed as provided in the Act and which certificate, when so filed, shall constitute an amendment to these Articles.


                                   ARTICLE IV
                     Registered Office and Registered Agent

         1.       Registered Office.

         The address and mailing address of the registered office of the Corporation is 30200 Telegraph Road, Suite 105, Birmingham, Michigan 48025-4503.

         2.       Resident Agent.

         The resident agent for service of process on the Corporation at the registered office is Anthony S. Gramer.

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                                    ARTICLE V
                      Plan of Compromise or Reorganization

         When a compromise or arrangement or a plan of reorganization of the Corporation is proposed between the Corporation and its creditors or any class of them or between the Corporation and its shareholders or any class of them, a court of equity jurisdiction within the State of Michigan, on application of the Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 75% in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on the Corporation.


                                   ARTICLE VI
                                    Directors

         The Board of Directors shall consist of, except during the period of any vacancy between annual meetings of the shareholders, that number of members as are set forth in the By-Laws of the Corporation of which, except during the period of any vacancy between annual meetings of the shareholders, not less than a majority of the members shall be Independent Directors (as hereinafter defined). For purposes of this Article VI, "Independent Director" shall mean an individual who is not an employee, officer or person who regularly acts in a professional advisory role to the Corporation.

         The affirmative vote of a majority of all members of the Board of Directors who do not have a beneficial financial interest in the action before the Board of Directors is required for the approval of all actions to be taken by the Board of Directors. The establishment of reasonable compensation of Directors for services to the Corporation as Directors or officers shall not constitute action in which any Director has a beneficial financial interest.


                                   ARTICLE VII
                         Limited Liability of Directors

         No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for a breach of the director's fiduciary duty; provided, however, the foregoing provision shall not be deemed to limit a director's liability to the Corporation or its shareholders resulting from:

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                  (i)   a breach of the director's duty of loyalty to the
                        Corporation or its shareholders;

                  (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or knowing violation of law;

                  (iii) a violation of Section 551(1) of the Act or;

                  (iv) a transaction from which the director derived an improper personal benefit.


                                  ARTICLE VIII
                  Indemnification of Officers, Directors, Etc.

         1.       Indemnification of Directors.

                  The Corporation shall and does hereby indemnify a person (including the heirs, executors, and administrators of such person) who is or was a party to, or who is threatened to be made a party to, a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, including, without limitation, an action by or in the right of the Corporation, by reason of the fact that he or she is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director (or in a similar capacity) or in any other representative capacity of another foreign or domestic corporation, a partnership joint venture, trust or other enterprise, or of or with respect to any other entity whether for profit or not, against expenses, attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding. Section I of this Article VIII is intended to grant the persons herein described with the fullest protection not prohibited by existing law in effect as of the date of filing this Amended and Restated Articles of Incorporation or such greater protection as may be permitted or not prohibited under succeeding provisions of law.

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         2.       Indemnification of Officers, etc.

                  The Corporation has the power to indemnify a person (including the heirs, executors, and administrators of such person) who is or was a party to, or who is threatened to be made a party to, a threatened, pending, or contemplated action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, including an action by or in the right of the Corporation, by reason of the fact that he or she is or was an officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as an officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Unless ordered by a court, an indemnification under
Section 2 of this Article VIII shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 2 of this Article VIII.

         3.       Advancement of Expenses.

                  The Corporation shall pay the expenses incurred by a person described in Section 1 of this Article VIII in defending a civil or criminal action, suit, or proceeding described in such Section 1 in advance of the final disposition of the action, suit, or proceeding. The Corporation shall pay the expenses incurred by a person described in Section 2 of this Article VIII in defending a civil or criminal action, suit, or proceeding described in such
Section 2 in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Corporation. Such undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.

Signed this 16th day of June, 1994.


                                             /s/ Anthony S. Gramer
                                             ---------------------
                                             Anthony S. Gramer
                                             President


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